Exhibit 99.1

N E W S R E L E A S E

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-25-14

THE GEO GROUP AMENDS SENIOR REVOLVING CREDIT FACILITY

Boca Raton, Fla. – July 14, 2025 — The GEO Group, Inc. (NYSE: GEO) (“GEO” or the “Company”) announced today the closing of an amendment to the Company’s Credit Agreement dated as of April 18, 2024 (the “Amendment”). The Amendment increases GEO’s Revolving Credit Facility (the “Revolver”) commitments from $310 million to $450 million and extends the Revolver’s maturity to July 14, 2030. The Amendment further provides that interest will accrue on outstanding revolving credit loans at a rate determined with reference to the Company’s total leverage ratio. As of today, revolving credit loans accruing interest at a SOFR based rate would accrue interest at the term SOFR reference rate for the applicable interest period plus 2.75% per annum, which is lower by 0.50% from the applicate rate prior to the Amendment. The Amendment also increases GEO’s capacity to make restricted payments over the next five years.

Prior to the closing of the Amendment, GEO repaid $132 million of the Term Loan B outstanding under the Credit Agreement. Further, as previously disclosed, GEO expects to use net proceeds from the sale of the GEO-owned Lawton Correctional Facility in Oklahoma, which is expected to close on July 25, 2025, to pay off additional senior secured debt, including the remaining balance of the Term Loan B outstanding under the Credit Agreement. These two transactions are expected to reduce GEO’s total net debt to approximately $1.47 billion and position GEO to consider potential future capital returns.

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with this recent amendment to upsize and extend our Revolving Credit Facility, which is an important step to position our Company to consider potential future capital returns and support our future financial needs. This transaction also shows the growing support we are receiving from our existing and new banking partners. Our management team and Board of Directors remain focused on the disciplined allocation of capital to enhance long-term value for our shareholders.”

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 98 facilities totaling approximately 77,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 19,000 employees.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the cautionary statements and risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission including its Form 10-K, 10-Q and 8-K reports. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements and risk factors contained in GEO’s filings with the U.S. Securities and Exchange Commission, including those referenced above. GEO disclaims any obligation to update or revise any forward-looking statements, except as required by law.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations